UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2011

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On January 20, 2011, Pharmasset, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain stockholders of the Company named on Schedule A thereto (the “Selling Stockholders”), Citigroup Global Markets Inc. (“Citi”) and each of the other underwriters named on Schedule B thereto (collectively, with Citi, the “Underwriters”) relating to an underwritten public offering (the “Offering”) of 3,300,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which 2,300,000 shares of Common Stock are being offered by the Company (the “Company Initial Shares”), 1,000,000 shares of Common Stock are being offered by the Selling Stockholders (the “Selling Stockholder Shares”), and an additional 495,000 shares of Common Stock for which the Underwriters have been granted by the Company an option to purchase (the “Company Option Shares” and together with the Company Shares and the Selling Stockholder Shares, the “Shares”). The public offering price is $46.33 per Share, and the Underwriters have agreed to purchase the Shares from the Company and the Selling Stockholders pursuant to the Underwriting Agreement at a price of $44.24515 per Share. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-171750) filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2011, which became effective immediately upon filing. A prospectus supplement relating to the Offering has been filed with the SEC. The closing of the Offering is expected to take place on or about January 26, 2011, subject to the satisfaction of customary closing conditions.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The net proceeds to the Company from the sale of the Company Initial Shares in the Offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $101.5 million, or approximately $123.4 million if the Underwriters exercise in full their option to purchase all of the Company Option Shares in the Offering. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares in the Offering.

The Company’s press releases, dated January 18, 2011 and January 20, 2011, announcing the commencement and pricing of the Offering, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: January 20, 2011	By:	/s/ Kurt Leutzinger Kurt Leutzinger Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated January 20, 2011, by and among Pharmasset, Inc., certain stockholders of Pharmasset, Inc. named on Schedule A thereto, Citigroup Global Markets Inc. and each of the other underwriters named on Schedule B thereto

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press Release of Pharmasset, Inc. dated January 18, 2011

99.2	Press Release of Pharmasset, Inc. dated January 20, 2011